Exhibit 23.1


                           CONSENT OF PEABODY & BROWN

The Boards of Directors
Ninth Ward Savings Bank, FSB
Delaware First Financial Corporation

     We hereby consent to the use of our firm's name in the Form SB-2, Registration Statement, and Amendments thereto as filed with the Securities and Exchange Commission by Delaware First Financial Corporation and to the references to our opinion therein under the heading "Legal and Tax Matters."


                                             /s/ Peabody & Brown

                                             Peabody & Brown

Washington, D.C.
November 4, 1997